SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant         ☒
Filed by a party other than the Registrant        ☐
Check the appropriate box:
☐           Preliminary Proxy Statement
☐           Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐           Definitive Proxy Statement
☒          Definitive Additional Materials
☐           Soliciting Material Pursuant to section 240.14a-12

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.
(Name of Registrant as Specified in Its Charter)

Registrant
(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒           No fee required.
☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)          Title of each class of securities to which transaction applies:
(2)          Aggregate number of securities to which transaction applies:
(3)          Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)          Proposed maximum aggregate value of transaction:
(5)          Total fee paid:
☐           Fee paid previously with preliminary materials:
☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)           Amount previously paid:
(2)           Form, Schedule or Registration Statement No.:
(3)           Filing party:
(4)           Date filed:

Merchants and Manufacturers Bancorporation, Inc.
5445 South Westridge Drive
New Berlin, Wisconsin 53151

October 23, 2007

Dear Shareholder:

We have previously sent to you proxy materials for the special meeting of the shareholders of Merchants and Manufacturers Bancorporation, Inc., to be held on November 13, 2007.  Your Board of Directors recommends that you vote FOR the proposed merger transaction with Harris Bankcorp, Inc.

Since approval of the merger transaction requires the affirmative vote of a majority of the outstanding shares, your vote is important, no matter how many or how few shares you may own.  If you fail to vote or abstain from voting, it will have the effect of a vote against the proposal to approve the merger.

If you have not already voted, we have enclosed another copy of the proxy card with this letter.  Please vote TODAY by telephone, via the Internet or by signing, dating and returning the proxy card in the envelope provided.

You may also be contacted by a representative of Morrow & Co., LLC, the solicitation agent we recently hired, to remind you to vote.  We retained Morrow & Co., LLC to assist us in soliciting proxies and will pay it approximately $6,500 plus reasonable out-of-pocket expenses in connection with the solicitation.

Sincerely,

/s/ Michael J. Murry

Michael J. Murry
Chairman and
Chief Executive Officer

REMEMBER:
You can vote your shares by telephone, or via the Internet.
Please follow the instructions on the proxy card.

The Solicitation Agent for the Special Meeting is:

Morrow & Co., LLC

You may obtain information regarding the Special Meeting
from the Solicitation Agent as follows:

470 West Avenue – 3rd Floor
Stamford, CT  06902

Banks and Brokerage Firms, please call (203) 658-9400

Stockholders, please call (800) 607-0088

ADDITIONAL INFORMATION AND WHERE TO FIND IT

IN CONNECTION WITH THE PROPOSED ACQUISITION OF MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. BY HARRIS, MERCHANTS AND MANUFACTURERS HAS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND HAS MAILED A COPY OF THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY TO THE SHAREHOLDERS OF MERCHANTS AND MANUFACTURERS.  BEFORE MAKING ANY VOTING DECISION, MERCHANTS AND MANUFACTURERS’ SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE ACQUISITION CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION.  MERCHANTS AND MANUFACTURERS’ SHAREHOLDERS WILL BE ABLE TO OBTAIN, WITHOUT CHARGE, A COPY OF THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC FROM THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.  MERCHANTS AND MANUFACTURERS’ SHAREHOLDERS WILL ALSO BE ABLE TO OBTAIN, WITHOUT CHARGE, A COPY OF THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS BY DIRECTING A REQUEST BY MAIL OR TELEPHONE TO JOHN KRAWCZYK, ESQ., EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL, MERCHANTS AND MANUFACTURERS BANCORPORATION, INC., 5445 WESTRIDGE DRIVE, NEW BERLIN, WI  53151, OR TELEPHONE:  262-827-6700, OR FROM MERCHANTS AND MANUFACTURERS WEBSITE, HTTP://WWW.MMBANCORP.COM.

Participants in the Solicitation

Merchants and Manufacturers and its directors and officers may be deemed to be participants in the solicitation of proxies from Merchants and Manufacturers shareholders with respect to the acquisition.  Shareholders may obtain additional information regarding the interests of Merchants and Manufacturers directors and executive officers in the acquisition, which may be different than those of Merchants and Manufacturers shareholders generally, by reading the proxy statement and other relevant documents regarding the acquisition.